Exhibit 10.8

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by and between Laurie Stelzer (the “Executive”) and Kailera Therapeutics, Inc. (the “Company”) regarding Executive’s separation of employment from the Company. Terms with initial capitalization that are not otherwise defined in this Agreement have the meaning set forth in the Amended and Restated Employment Agreement, by and between the Executive and the Company, dated December 6, 2024 (the “Employment Agreement”).

1. Separation from Employment. This Agreement confirms that the Executive’s employment will end effective as of October 12, 2025 (the “Date of Termination”). The Executive acknowledges and agrees that she shall be deemed to have resigned from any and all officer, board member and other positions that she holds with the Company or any of its Affiliates, effective on the Date of Termination. The Executive agrees to execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations. The Company shall pay or provide to the Executive the Final Compensation as described in Section 4(a) of the Employment Agreement.

2. If the Executive signs, and does not revoke, this Agreement in accordance with Section 9 of this Agreement, and if the Executive complies with the terms of this Agreement, the Employment Agreement, the Restrictive Covenant Agreements (as defined below) and the Continuing Obligations (as defined below), the Executive shall receive (a) the Severance Benefits described in Section 4(b) of the Employment Agreement, (b) accelerated vesting of twenty-five percent (25%) of the Executive’s option to purchase shares of the Company’s common stock that was granted to the Executive on February 27, 2025 (the “Accelerated Option”), (c) an extension of the post-termination exercise period of the Accelerated Option as set forth in the Company’s 2024 Equity Incentive Plan (the “Plan”) from three (3) months to twelve (12) months following the Date of Termination (the “Extended Post-Termination Exercise Period”), subject to earlier termination in connection with a Sale of the Company (as defined in the Plan) and (d) an additional stock option grant from the Plan equal to twenty-five percent (25%) of the Potential Future Option Grant within sixty (60) days following an Investor Funding Event that occurs in calendar year 2025 (the “Sixty (60) Day Period”), which Potential Future Option Grant will be fully-vested on the date of grant and will have the Extended Post-Termination Exercise Period. The Executive understands and agrees that the Accelerated Option will no longer qualify as an incentive stock option as a result of the Extended Post-Termination Exercise Period. The Executive agrees to be available to the Company as an advisor from the Date of Termination through the end of the Sixty (60) Day Period and will provide such transition services by email or over the phone as reasonably requested by the Company; provided, that such services shall not exceed ten (10) hours in the aggregate during such advisory period.

3. General Release of Claims. In consideration for the Severance Benefits described in Section 2 of this Agreement, to which the Executive acknowledges she would otherwise not be entitled, the Executive, on behalf of herself, her heirs, successors, assigns and representatives and any other Person acting on her behalf (collectively, the “Releasors”), voluntarily releases and forever discharges the Company, its Affiliates, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the future, current and former officers, directors, shareholders, employees, partners, managers, attorneys, accountants and agents of each of the foregoing, in their official and personal capacities (collectively referred to as the “Releasees”), generally from all claims, demands, debts, damages and liabilities of every kind and nature, suspected or unsuspected, known or unknown (collectively, “Claims”), that, as of the date on which the Executive signs this Agreement, the Executive or any of the Releasors has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims:

•	relating to the Executive’s employment by and termination of employment with the Company;

•	of wrongful discharge or wrongful termination;

•	of breach of contract;

•	of breach of the implied covenant of good faith and fair dealing;

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of retaliation, discrimination or harassment under federal, state or local law (including, without limitation, Claims under the Americans with Disabilities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and the Massachusetts Fair Employment Practices Act);

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under any other federal or state statute (including, without limitation, Claims under the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act and the Executive Retirement Income Security Act);

•	of defamation, fraud, emotional distress or other torts;

•	of violation of public policy;

•

for salary, wages, bonuses, commissions, incentive compensation, stock, stock options, sick pay, benefits, leave, vacation or any other compensation or benefits, either under the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C or otherwise; and

•	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief, costs and attorneys’ fees;

provided, however, that this release shall not release any Claims (i) for rights set forth under this Agreement, (ii) that cannot be waived as a matter of law, (iii) for indemnification and/or defense, including, but not limited to, under the Company’s organizational documents or coverage as an insured under any applicable directors and officers liability insurance policy, (iv) for accrued vested benefits under the Company employee benefit plans (other than any severance benefits plan) in which the Executive is a participant, in accordance with the terms thereof, or (v) as a stockholder or option holder of the Company that arise after the date on which the Executive signs this Agreement.

The Executive agrees not to accept, and to not allow any of the Releasors to accept, damages of any nature, other equitable or legal remedies for the Executive’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, the Executive represents that she has not assigned any Claim to any third party.

THE EXECUTIVE EXPRESSLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE THAT LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS, INCLUDING CALIFORNIA CIVIL CODE SECTION 1542 AND ANY OTHER SIMILAR STATUTES, WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

4. Continuing Obligations of the Executive. The Executive reaffirms her obligations under the Restrictive Covenant Agreement, by and between the Executive and the Company, dated on or about December 8, 2024 (the “Restrictive Covenant Agreement”), as well as her restriction covenant obligations to the Company or any of its Affiliates set forth in any other agreement or arrangement, and acknowledges and agrees that she shall abide by any and all such obligations and that they all shall continue in full force and effect in accordance with their terms (together with the Executive’s obligations under Sections 5, 6 and 8 below, collectively, the “Continuing Obligations”).

5. Return of Property. The Executive acknowledges and agrees that she is required to return all Company property to the Company upon the termination of her employment. By entering into this Agreement, the Executive confirms that she has returned to the Company, without altering, copying, transferring or deleting any Company information, all Company property, including, without limitation, any Company laptop, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships. After returning all Company property, the Executive agrees to delete and finally purge any duplicates of files or documents that may contain Company information from any non-Company computer or other device that remains the Executive’s property after the Date of Termination.

6. Non-Disparagement. Subject to Section 7 of this Agreement, (a) the Executive agrees not to make any disparaging statements (whether written, oral, through social or electronic media or otherwise) concerning the Company or any of the Releasees; and (b) the Company agrees that both it (in official Company communications) and those who serve as Major Investor appointed directors as of the Date of Termination will not, and the Company will instruct its other directors and officers as of the Date of Termination not to, make any disparaging statements (whether written, oral, through social or electronic media or otherwise) concerning the Executive. The Executive further agrees not to take any actions or conduct herself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company or any of the Releasees.

7. Protected Disclosures. Nothing contained in this Agreement or any other agreement limits the Executive’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (each, a “Government Agency”). In addition, nothing contained in this Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, nor does anything contained in this Agreement apply to truthful testimony in a legal proceeding. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive’s behalf, or if any other third party pursues any claim on the Executive’s behalf, the Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action); provided that nothing in this Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

8. Non-Competition. In order to protect the Company’s proprietary information and goodwill and in connection with the Executive’s separation from employment, the Executive agrees that, during the one (1)-year period following the Date of Termination, the Executive shall not, directly or indirectly, including through another Person, whether as a principal, partner, stockholder, officer, director, member, employee, consultant, agent, representative or in any other capacity, provide services to or engage with any business within the Restricted Territory (defined as any country, state, region, territory or geographic location in which the Executive provided services to or on behalf of the Company or any of its Affiliates, or within which the Executive had a material presence or influence for the Company or any of its Affiliates, in each case, within the two (2)-year period immediately preceding the Date of Termination) which is directly or indirectly Competitive (with a business deemed

“Competitive” with the Company or any of its Affiliates if it performs (a) any of the services, or manufactures, develops or sells any of the products, that compete with the products or services developed, provided or offered by the Company or any of its Affiliates at any time during the Executive’s affiliation with the Company or any of its Affiliates, or (b) any other services, and/or engages in the development, marketing, production, manufacture, distribution or sale of any product or service, similar to the services or products which were developed, performed, produced, marketed, manufactured, distributed, sold, under development or planned by the Company or any of its Affiliates at any time during the Executive’s affiliation with the Company or any of its Affiliates, or which could substitute for such products or services), to the extent such provision of services or engagement is the same as, or substantially similar to, the services that the Executive performed for the Company during the two (2)-year period preceding the Date of Termination. Nothing contained herein will preclude the Executive from purchasing or owning securities of any such business if such securities are publicly traded, provided, that, the Executive’s holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business. The Executive acknowledges and agrees that this Section 7 shall apply in lieu of Section 3.2 of the Restrictive Covenant Agreement.

9. Right to Consider Agreement; Effective Date. The Executive acknowledges that she has been given the opportunity to consider this Agreement for twenty-one (21) days from her receipt of this Agreement before signing it (the “Consideration Period”), and that she has knowingly and voluntarily entered into this Agreement. The Executive is advised to consult with an attorney before signing this Agreement. To accept this Agreement, the Executive must return a signed, unmodified original or PDF copy of this Agreement so that it is received by the undersigned for the Company at or before the expiration of the Consideration Period. If the Executive signs this Agreement before the end of the Consideration Period, the Executive acknowledges by signing this Agreement that such decision was entirely voluntary, and that the Executive had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) days after the date when the Executive signs this Agreement, the Executive has the right to revoke this Agreement by written notice to the Company. For such a revocation to be effective, it must be delivered so that it is received via email to [***] at or before the expiration of the seven (7) day revocation period (the “Revocation Period”). This Agreement shall not become effective or enforceable during the Revocation Period. It will become effective on the first day after the Revocation Period ends, provided that it has not been revoked.

10. Acknowledgement of Wage and Other Payments. The Executive acknowledges and represents that, except as expressly provided in this Agreement, the Executive has been paid all wages, bonuses, compensation, benefits and other amounts that any of the Releasees has ever owed to the Executive. The Executive is not entitled to any other compensation from the Company or any of the Releasees, except as specifically set forth in this Agreement.

11. Other Terms.

(a) Review of Agreement. The Executive acknowledges that she has carefully read and fully understands all of the provisions of this Agreement, and that she is voluntarily and knowingly entering into this Agreement.

(b) Relief. If the Executive materially breaches any of the Executive’s obligations under this Agreement (including, without limitation, the Continuing Obligations), and fails to cure such material breach within fifteen (15) days of receiving written notice from the Company of the alleged events constituting such material breach, then in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to terminate its payment or provision of the Severance Benefits to the Executive or for the Executive’s benefit under this Agreement. The termination of such Severance Benefits in the event of the Executive’s breach will not affect the

Executive’s continuing obligations under this Agreement nor affect the release of claims in Section 2 hereof. Further, the Executive agrees that any breach of the Continuing Obligations is likely to cause the Company substantial and irrevocable damage, and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to seek specific performance and other injunctive relief, without the posting of a bond. The parties agree that if any action at law or in equity is necessary to enforce or interpret the terms of the Continuing Obligations, then in addition to all other remedies available at law, in equity and under contract, the prevailing party shall be entitled to recoup such party’s reasonable attorneys’ fees and expenses from the non-prevailing party.

(c) Binding Nature of Agreement. This Agreement shall be binding upon the Executive and upon the Executive’s heirs, administrators, representatives and executors.

(d) Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

(e) Absence of Reliance; Non-Admission. In signing this Agreement, the Executive acknowledges that the Executive is not relying on any promises or representations by the Company or any agent, representative or attorney of the Company. By entering into this Agreement, the Executive understands that the Company is not admitting in any way that it violated any legal obligation that it owed to the Executive.

(f) Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(g) Taxes. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. Nothing in this Agreement shall be construed to require the Company or any of its Affiliates to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(h) Governing Law and Interpretation. This Agreement will be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof that would require the application of the laws of another jurisdiction. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either the Executive or the Company or the “drafter” of all or any portion of this Agreement.

(i) Consent to Jurisdiction. The parties hereby consent to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (i) submits to the exclusive personal jurisdiction of such courts, (ii) consents to service of process and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process.

(j) Entire Agreement. This Agreement, together with the Restrictive Covenant Agreement, the Continuing Obligations and the Equity Documents, constitute the entire agreement between the Executive and the Company regarding the subject matter herein.

(k) Assignment; Successors and Assigns. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the Executive’s consent to any affiliate or to any Person which the Company shall hereafter effect a reorganization, or with which the Company shall hereafter consolidate with or merge into or to which it hereafter transfers all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns, as applicable. In the event of the Executive’s death after the Date of Termination but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

(l) Counterparts. This Agreement may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. PDF copies of signed counterparts shall be equally effective as originals. PDF copies of signed counterparts shall be equally effective as originals.

[Signature page follows.]

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement on the date(s) indicated below:

Kailera Therapeutics, Inc.

By:	/s/ Ron Renaud
Name:	Ron Renaud
Title:	CEO

Date:	10/2/2025

EXECUTIVE
Laurie Stelzer

/s/ Laurie Stelzer

Date:	10/9/2025

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